Exhibit 99.1

FOR IMMEDIATE RELEASE

BED BATH & BEYOND INC. ACCELERATES REALIGNMENT
OF STORE MANAGEMENT STRUCTURE

Strengthens Ability to Support Customer-Focused Initiatives and Omnichannel Growth

UNION, New Jersey, August 3, 2017 --- Bed Bath & Beyond Inc. (NASDAQ:BBBY) today said that it has accelerated the realignment of its store management structure to support its customer-focused initiatives and omnichannel growth. These actions are part of the Company’s continuous efforts to improve and capitalize on the opportunities presented by the evolving retail landscape.

Steven H. Temares, Chief Executive Officer and Member of the Board of Directors of Bed Bath & Beyond Inc. stated, “With the evolution in retail, we continue to strengthen our digital infrastructure and invest heavily in areas such as analytics, information technology, pricing, e-commerce, marketing, supply chain, and our contact centers. As we work to continue to satisfy our customers through our omnichannel capabilities, the role of our stores is also evolving, and remains crucial to achieving our mission of being trusted by our customers as the expert for the home and heart-felt life events. The actions taken today to accelerate the realignment of our store management will allow us to better support our customer-focused initiatives as well as support our omnichannel growth, while driving operational excellence.”

The Company, after an extensive and careful review, has initiated in approximately half of its U.S. Bed Bath & Beyond stores and about a dozen U.S. buybuy BABY stores, a limited realignment of its store management organization, primarily resulting in a reduction of about 880 Department and Assistant Store Manager positions. These actions accelerate a transition in store management roles that began more than a year ago through store hiring practices and attrition. These efforts simplify the store management structure and strengthen the Company’s ability to meet the growing and changing desires of its customers by focusing additional staffing needs in non-management roles, and placing less emphasis on a management structure that supported a more rapid rate of store growth. There are no further reductions planned in connection with this realignment. After this transition is complete, the Company expects overall staffing levels in-store to remain the same as before this realignment, or in some cases, increase.

These organizational changes are estimated to generate future annual pre-tax cost savings of approximately $16 million. Due to the timing of these changes, the pre-tax cost savings for the remainder of fiscal 2017 are estimated to be approximately $7 million. The Company expects to incur pre-tax cash restructuring charges of approximately $17 million in fiscal 2017, primarily for severance and related costs in conjunction with these changes, all of which will be expensed in the second quarter.

In addition to the actions taken today, Bed Bath & Beyond Inc. has other ongoing transformational initiatives to improve operational efficiencies across the organization and enhance profitability. As part of these efforts, a Strategic Portfolio Management Office has been established and additional resources have been engaged, including industrial engineers, to drive operational excellence. The short-term costs associated with these ongoing initiatives, estimated to be several million dollars, are expected to be incurred throughout the remainder of fiscal 2017. The Company plans to provide additional information about these ongoing initiatives, including the expected costs and benefits, during its next quarterly conference call on September 19, 2017, and throughout the year.

The financial impact of these organizational changes and transformational initiatives was not previously included in the Company’s full-year modeling assumptions provided on April 5, 2017.

Fiscal 2017 Second Quarter Earnings

Bed Bath & Beyond Inc. expects to report its fiscal 2017 second quarter results after the close of trading on September 19, 2017, and will provide an update on its full-year modeling assumptions for fiscal 2017 at that time. For additional information, please go to the investor relations section of our website at www.bedbathandbeyond.com.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer selling a wide assortment of domestics merchandise and home furnishings which operates under the names Bed Bath & Beyond, Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, Harmon, Harmon Face Values or Face Values, buybuy BABY, and World Market, Cost Plus World Market or Cost Plus. Customers can purchase products either in-store, online, with a mobile device or through a customer contact center. The Company generally has the ability to have customer purchases picked up in-store or shipped direct to the customer from the Company’s distribution facilities, stores or vendors. In addition, the Company operates Of a Kind, an e-commerce website that features specially commissioned, limited edition items from emerging fashion and home designers; One Kings Lane, an authority in home décor and design, offering a unique collection of select home goods, designer and vintage items; PersonalizationMall.com, an industry-leading online retailer of personalized products; Chef Central, an online retailer of kitchenware, cookware and homeware items catering to cooking and baking enthusiasts; and Decorist, an online interior design platform that provides personalized home design services. The Company also operates Linen Holdings, a provider of a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release may contain forward-looking statements. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits, and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors; competition from other channels of distribution; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise, and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information; reputational risk arising from challenges to the Company’s or a third party supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory, and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws, including without limitation the proposed border adjustment tax; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements.

INVESTOR CONTACT:

Janet M. Barth (908) 613-5820

MEDIA CONTACT:

Jessica Joyce (908) 613-5461